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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IMSCO TECHNOLOGIES, INC.


         IMSCO Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         I. That by Unanimous Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

                  RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended as follows:

                  Article FIRST of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                  "FIRST: The name of the corporation is Global Sports & Entertainment, Inc. (the "Corporation")."

                  Article FOURTH of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                  "FOURTH: This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000 and each such share shall have a par value of $.0001. Every four (4) shares of Common Stock outstanding on the effective date of this amendment shall be automatically converted into one (1) shares of Common Stock and in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

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         II. That thereafter, pursuant to resolution of its board of directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

         III. That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 27th day of August, 2001.

                                         IMSCO TECHNOLOGIES, INC.


                                         By:      /S/ DOUGLAS R. MILLER
                                            ------------------------------------
                                              Douglas R. Miller, President

                                      -2-


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                          CERTIFICATE OF INCORPORATION

                                       OF

                            IMSCO TECHNOLOGIES, INC.


         Pursuant to the provisions of the Delaware General Corporation Law, the undersigned, being the sole incorporator of the Corporation, hereby certifies and sets forth as follows:

         FIRST: The name of the corporation is IMSCO Technologies, Inc. (the "Corporation").

         SECOND: The address, including the street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, in the County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is the Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is SIXTEEN MILLION (16,000,000), of which FIFTEEN MILLION (15,000,000) shall be shares of Common Stock, $.0001 par value per share, and ONE MILLION (1,000,000) shares of Preferred Stock, $.0001

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained to this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or

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omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 if the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         EIGHTH: Every director and officer of the Corporation shall be indemnified by the Corporation against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of fact that he was a director or officer of the corporation or any other corporation of any kind, domestic or foreign, which he served in any capacity at the request of the Corporation, to the full extent that such indemnification may be lawful under the Delaware General Corporation Law. Expenses so incurred by any such person in defending a civil or criminal action or proceeding shall likewise at his request be paid by the Corporation in advance of the final disposition of such action or proceeding to the full extent that such advancement of expenses may be lawful under said laws.

         The Undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has hereunto set my hands this 16th day of May, 1996.


                                                    /s/ Rachele A. David
                                                    ----------------------------
                                                    Rachele A. David
                                                    c/o Campbell & Fleming, P.C.
                                                    250 Park Avenue
                                                    New York, New York  10177